SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Material

☐	Soliciting Material Pursuant to [240.14a-11(c) or 240.14a-1]

STAR GAS PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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9)	Date Filed:

STAR GAS PARTNERS, L.P.

2187 Atlantic Street

Stamford, CT 06902

May     , 2003

To our Unitholders:

You are cordially invited to attend a special meeting of the unitholders of Star Gas Partners, L.P. to be held at                                          on July     , 2003, at              a.m. local time. The Board of Directors of Star Gas LLC, our general partner, has called the special meeting.

The accompanying proxy statement describes the matters to be presented for approval at the special meeting. In summary, the proposals relate to amendments to our partnership agreement to increase the number of common units or parity units that we may issue under certain circumstances.

Representation of your units at the meeting is very important. We urge you, whether or not you plan to attend the meeting, to promptly date, sign and return the enclosed proxy in the envelope furnished for that purpose. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Sincerely,

Irik P. Sevin,
Chairman of the Board and Chief Executive Officer of Star Gas LLC, the general partner of Star Gas Partners, L.P.

STAR GAS PARTNERS, L.P.

2187 Atlantic Street

Stamford, CT 06902

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON July     , 2003

To our Unitholders:

We, the Board of Directors of Star Gas LLC, the general partner of Star Gas Partners, L.P., give notice that a special meeting of our unitholders will be held at                                          on July     , 2003, at              a.m. local time. At the meeting, our unitholders will act on the following matters:

1.	Proposals to amend our partnership agreement to permit us to issue additional common units or units ranking on a parity with common units in the following amounts and under the following circumstances:

(A)	an unlimited number of common units or parity units if the proceeds from such issuances are used to repay long term indebtedness (Proposal 1);

(B)	an unlimited number of common units or parity units if the proceeds from such issuances are used to acquire capital assets in a transaction approved by our general partner’s independent directors (Proposal 2); and

(C)	up to 3,000,000 additional common units or parity units for general partnership purposes. (Proposal 3).

2.	Such other matters as may properly come before the special meeting or any adjournment thereof.

We are sending this proxy statement to our unitholders on May     , 2003. We have set the close of business on May 27, 2003 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting. A list of unitholders entitled to vote is on file at our principal offices, 2187 Atlantic Street, Stamford, CT 06902 and will be available for inspection by any unitholder during the meeting.

If you cannot attend the special meeting, you may vote over the telephone or the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-prepaid envelope. Any unitholder attending the meeting may vote in person, even though he or she already has returned a proxy card or voted by telephone or through the Internet.

Sincerely,

Irik P. Sevin,
Chairman of the Board and Chief Executive Officer of Star Gas LLC, the general partner of Star Gas Partners, L.P.

STAR GAS PARTNERS, L.P.

2187 Atlantic Street

Stamford, CT 06902

PROXY STATEMENT

SPECIAL MEETING OF UNITHOLDERS

July     , 2003

STAR GAS PARTNERS, L.P.

2187 Atlantic Street

Stamford, CT 06902

PROXY STATEMENT

SPECIAL MEETING OF UNITHOLDERS

July     , 2003

This proxy statement contains information related to the special meeting of unitholders of Star Gas Partners, L.P. (“we” or “Star Gas Partners”) and any postponements or adjournments thereof. The special meeting will be held on July     , 2003 beginning at              a.m. local time at                                         .

ABOUT THE MEETING

What is the purpose of the special meeting?

At the special meeting, our unitholders will act upon the matters outlined in the notice of the special meeting that appear on the cover page of this proxy statement. These matters include the approval of amendments to our partnership agreement to increase the number of common units or parity units that we may issue without further unitholder approval. The proposals are summarized as follows:

1.	Proposals to amend our partnership agreement to permit us to issue additional common units or units ranking on a parity with common units in the following amounts and under the following circumstances:

(A)	an unlimited number of common units or parity units if the proceeds from such issuances are used to repay long term indebtedness (Proposal 1);

(B)	an unlimited number of common units or parity units if the proceeds from such issuances are used to acquire capital assets in a transaction approved by our general partner’s independent directors (Proposal 2); and

(C)	up to 3,000,000 additional common units or parity units for general partnership purposes. (Proposal 3).

The text of the proposed amendments to our partnership agreement is set forth in Appendix A hereto.

2.	Such other matters as may properly come before the special meeting or any adjournment.

Why is the partnership seeking to increase the number of common units that may be issued?

Our general partner is seeking these approvals to provide us with the financial flexibility to properly manage the partnership and to further our growth strategies. These units would be available to us for such purposes as the general partner shall determine, including to provide funds for operations, capital expenditures, the repayment of indebtedness, acquisitions and for general partnership purposes.

How will my proxy be voted?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of Star Gas LLC. The recommendations are set forth together with the description of each item in this proxy statement. In summary, the recommendations are to vote in favor of the following:

1.	Proposals to amend our partnership agreement to permit us to issue additional common units or units ranking on a parity with common units in the following amounts and under the following circumstances:

(A)	an unlimited number of common units or parity units if the proceeds from such issuances are used to repay long term indebtedness (Proposal 1);

(B)	an unlimited number of common units or parity units if the proceeds from such issuances are used to acquire capital assets in a transaction approved by our general partner’s directors (Proposal 2); and

(C)	up to 3,000,000 additional common units or parity units for general partnership purposes. (Proposal 3).

2.	With respect to any other matter that properly comes before the special meeting the proxy holders will vote as recommended by the Board of Directors of Star Gas LLC, or, if no recommendation is given, in their own discretion.

Who sent me this proxy statement?

The Board of Directors of Star Gas LLC, the general partner of Star Gas Partners, sent you this proxy statement and proxy card. The solicitation will be paid for by Star Gas Partners. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, telegraph, telefax or telex, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We have retained                      to assist us in the solicitation of proxies, by mail, in person or by telephone, for a fee of $                     plus reimbursement of reasonable out-of-pocket expenses. In addition, we have retained                      to

answer telephone call inquiries from unitholders for which we will pay a fee of $         per call. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units and will reimburse them for their reasonable out-of-pocket expenses.

Whom can I contact for further information?

If you have any questions about the proposals, please call us at                     .

Why did I receive this proxy statement and proxy card?

You received this proxy statement and proxy card from us because you owned our common units, senior subordinated units or junior subordinated units as of May 27, 2003. We refer to this date as the “record date.” This proxy statement contains important information for you to consider when deciding whether to vote for the listed proposals. Please read it carefully.

Who is entitled to vote at the special meeting?

All unitholders who owned our common units, senior subordinated units or junior subordinated units at the close of business on the record date, May 27, 2003, are entitled to receive notice of the special meeting and to vote the units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. Each unitholder is entitled to one vote for each common unit, senior subordinated unit and junior subordinated unit owned on all matters to be considered. On May 22, 2003,                      common units,                      senior subordinated units and                      junior subordinated units were issued and outstanding.

Who can attend the special meeting?

All unitholders as of the record date, or their duly appointed proxies, may attend the special meeting. Each unitholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you own your common units or senior subordinated units in “street name,” meaning through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your unit ownership as of the record date.

What constitutes a quorum?

If the following number of units are present in person or by proxy at the special meeting:

(1) a majority of common units entitled to vote and outstanding as of the record date, and

(2) a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date,

in each case excluding units owned by Star Gas LLC or its affiliates, these majorities will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted over the telephone or the Internet.

Proxies received but marked as abstentions and broker non-votes will be included in the number of units considered to be present at the special meeting.

How do I vote?

If you properly complete, sign and return the accompanying proxy card it will be voted as you direct. If you owned common units, senior subordinated units or junior subordinated units as of the record date and attend the special meeting, you may deliver your completed proxy card in person. “Street name” unitholders who wish to vote at the special meeting will need to obtain a proxy card from the institution that holds their units. Even if you plan to attend the special meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote through the Internet or by telephone in advance of the meeting.

Can I vote by telephone or electronically?

If you are a registered unitholder (that is, you hold your units in certificate form), you may vote by telephone or through the Internet by following the instructions included with your proxy card.

If your common units or senior subordinated units are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

The deadline for voting by telephone or through the Internet is              p.m. Eastern Daylight Time on [one day before meeting date], 2003.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Star Gas LLC either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the special meeting in person and so request. Please note that attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item?

Each proposal requires the approval of:

(1) a majority of common units entitled to vote and outstanding as of the record date, and

(2) a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date,

in each case excluding units owned by Star Gas LLC or its affiliates.

A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention, or the failure to vote at all, will have the effect of a negative vote.

If you own your common units or senior subordinated units in “street name” through a broker or nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or nominee specific instructions, your units may not be voted on those matters and will not be counted in determining the number of common units or senior subordinated units necessary for approval. Common units or senior subordinated units represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Voting results are tabulated and certified by our transfer agent, EquiServe.

What should I do if I want to make a proposal to be considered at the meeting?

Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner, Star Gas LLC, can make a proposal at the meeting. Our partnership agreement established a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Act or the law of any other state in which we are qualified to do business.

Do I have any dissenters’ rights?

No. We were formed under the laws of the State of Delaware. Under those laws, dissenters’ rights are not available to our unitholders with respect to matters to be voted on at the special meeting.

OUR BUSINESS

General

We are the largest retail distributor of home heating oil and one of the largest retail distributors of propane in the United States, based on volume as reported by the National Oilheat Research Alliance Organization, March 2003 and by LP/Gas magazine, February 2003. Our home heating oil operations serve customers in the Northeast and Mid-Atlantic regions and our propane operations serve customers in the Midwest and Northeast regions, Florida and Georgia. We are also an independent reseller of natural gas and electricity to residential customers in deregulated energy markets primarily in the Northeast and Mid-Atlantic regions. For the twelve months ended March 31, 2003, we sold 555.6 million gallons of heating oil, which represented approximately 8% of total heating oil sales in the United States using data reported by the Energy Information Administration, “Annual Fuel Oil and Kerosene Sales Report for 2001” and the American Petroleum Institute, “Sales of Natural Gas Liquids and Liquified Refinery Gases” report for 2001. For the same period, we sold 166.6 million gallons of propane, which represented approximately 3% of total residential propane sales in the United States. For the twelve months ended March 31, 2003, we generated total sales of $1.4 billion.

Home Heating Oil Operations

Through our subsidiary, Petro Holdings, Inc. or “Petro,” we are engaged in delivering heating oil and providing heating equipment repair and maintenance services to approximately 510,000 home heating oil customers from 32 branch locations in eight states and the District of Columbia. Our heating oil operations are concentrated in the Northeast and Mid-Atlantic. These regions account for approximately two-thirds of the home heating oil sold annually in the United States.

For the twelve months ended March 31, 2003, approximately 76% of total sales from our heating oil operations were from sales of home heating oil, approximately 16% were from the installation and repair of heating and air conditioning equipment and approximately 8% were from the sale of other petroleum products, including diesel fuel and gasoline, primarily to commercial customers for fleet fuel service. During this period, our home heating oil operations generated total sales of $1.1 billion.

Propane Operations

Through our subsidiary, Star Gas Propane, L.P., or “Star Gas Propane,” we are primarily engaged in the retail distribution of propane and related supplies and equipment to residential, commercial, industrial, agricultural and motor fuel customers. We serve approximately 305,000 propane customers in seventeen states from 116 branch locations and 64 satellite storage facilities in the Midwest and the Northeast regions, Florida and Georgia. In addition to our retail business, we also serve wholesale customers from our 21 million gallon storage facility in southern Indiana.

Star Gas Propane sells propane to residential customers to meet their space heating and cooking needs and to smaller commercial customers for general space heating purposes. For the twelve months ended March 31, 2003, approximately 72% of our retail propane sales were to residential customers. During this period, approximately 93% of the total sales from our propane operations were to retail customers and approximately 7% were to wholesale customers. Our retail sales have historically had a greater profit margin, more stable customer base and less price sensitivity than our wholesale business. For the twelve months ended March 31, 2003, our propane operations generated total sales of $260.5 million.

Electricity and Natural Gas Operations

Through our subsidiary, Total Gas & Electric, Inc., or “Total Gas & Electric,” we are an independent reseller of natural gas and electricity to approximately 56,000 natural gas and 14,000 electric customers in deregulated energy markets primarily in New York, New Jersey, Florida and Maryland. In deregulated energy markets, customers have a choice in selecting energy suppliers to power and/or heat their homes. Competitors range from independent resellers, similar to Total Gas & Electric, to large public utilities. For the twelve months ended March 31, 2003, Total Gas & Electric generated total sales of $69.5 million.

UNIT OWNERSHIP

The following table shows the beneficial ownership as of May 27, 2003, of common units, senior subordinated units, junior subordinated units and general partner units by: (1) Star Gas LLC and certain beneficial owners and all of the directors and officers of Star Gas LLC; (2) each of the named executive officers of Star Gas LLC; and (3) all directors and executive officers of Star Gas LLC as a group. The address of each person is c/o Star Gas Partners, L.P. at 2187 Atlantic Street, Stamford, Connecticut 06902-0011. An asterisk in the percentage column refers to a percentage less than one percent.

	Common Units		Senior Subordinated Units			Junior Subordinated Units		General Partner Units(a)
Name	Number	Percentage	Number		Percentage	Number	Percentage	Number		Percentage
Star Gas LLC	—	—%	29,133		—%	—	—%	325,729		100%
Irik P. Sevin	—	—	52,171	(b)	1.7	53,426	15.5	325,729	(b)	100
Audrey L. Sevin	6,000	*	42,829	(b)	1.4	153,131	44.3	325,729	(b)	100
Hanseatic Americas, Inc.	—	—	29,133	(b)	*	138,807	40.2	325,729	(b)	100
Paul Biddelman	—	—	6,357		*	—	—	—		—
Thomas Edelman	—	—	109,501	(c)(d)	3.5	—	—	—		—
I. Joseph Massoud	519	*	3,552		*	—	—	—		—
William P. Nicoletti	—	—	3,552		*	—	—	—		—
Stephen Russell	—	—	3,552		*	—	—	—		—
Richard F. Ambury	2,125	*	—		*	—	—	—		—
Ami Trauber	—	—	—		—	—	—	—		—
Carolyn LoGalbo	—	—	5,224		*	—	—	—		—
James Bottiglieri	1,500	*	634		*	—	—	—		—
Joseph P. Cavanaugh	1,000	*	7,669		*	—	—	—		—
Angelo J. Catania	—	—	10,447		*	—	—	—		—
All officers and directors and Star Gas LLC as a group (13 persons)	11,144	*	216,355		6.9%	206,557	59.8%	325,729		100%

(a)	For purpose of this table, the number of general partner units is deemed to include the 0.01% General Partner interest in Star Gas Propane.

(b)	Assumes each of Star Gas LLC owners may be deemed to beneficially own all of Star Gas LLC’s general partner units and senior subordinated units; however, they disclaim beneficial ownership of these units.

(c)	Includes senior subordinated units owned by Mr. Edelman’s wife and trust for the benefit of his minor children.

(d)	Includes 6,536 senior subordinated units owned by trusts for the benefit of Mr. Edelman’s siblings for which Mr. Edelman serves as trustee. Mr. Edelman disclaims beneficial ownership of these units.

*	Amount represents less than 1%.

PROPOSAL 1

A PROPOSAL TO AMEND OUR PARTNERSHIP AGREEMENT TO PERMIT US TO ISSUE AN UNLIMITED NUMBER OF COMMON UNITS OR PARITY UNITS IF THE PROCEEDS FROM SUCH ISSUANCES ARE USED TO REPAY OUR LONG-TERM INDEBTEDNESS, INCLUDING INDEBTEDNESS OF OUR DIRECT AND INDIRECT SUBSIDIARIES.

Proposal

Our partnership agreement currently permits us to use the proceeds from the sale of an unlimited number of common units or parity units to repay up to $20 million of long-term indebtedness of Star Gas Partners or its subsidiary, Star Gas Propane, without unitholder approval. The amendment proposal would permit us to issue an unlimited number of common units or parity units during the subordination period without unitholder approval if the proceeds from such issuances are used to repay long-term indebtedness, including current maturities of Star Gas Partners and its subsidiaries.

Background

At March 31, 2003, we had $200 million of outstanding indebtedness to financial institutions arising from a Rule 144A offering of our Senior Notes due 2013 which we made on February 6, 2003. Our subsidiaries, Star Gas Propane and Petro Holdings, had an aggregate of $278.7 million of outstanding indebtedness to financial institutions, excluding seasonal working capital borrowings and amounts already designated to be repaid with a portion of the proceeds from the Senior Notes offering. At Star Gas Propane and Petro Holdings, we have maturities of $36 Million in 2004, $52 Million in 2005 and $109 Million in 2006. In addition, the Senior Notes permit us to redeem up to 35% of their original principal amount prior to February 15, 2006 at a purchase price of 110.25% of the face value out of the proceeds of an equity offering.

We believe that it is in the best interest of our unitholders for us to have the flexibility to satisfy maturities from operating cash flow, indebtedness refinancing or the public offering of common units, depending on which appears more advantageous at the time. While we cannot predict whether or when we will chose to redeem Senior Notes, without the ability to use the proceeds of an equity offering for this purpose, we would be unable to do so. To the extent that the amounts available to us from cash flow and indebtedness refinancing and similar sources are not sufficient to fund indebtedness maturing subsequent to fiscal 2003, or to redeem our Senior Notes this would have a material adverse impact on us and our unitholders. For this reason, we are seeking the ability to use the proceeds of the sale of common units to repay long-term indebtedness should the need arise.

Our ability to borrow additional funds for debt repayment and other purposes is subject to meeting certain covenants under our subsidiaries, various bank and note facility agreements, as well as the indenture which governs our Senior Notes. Unusually warm weather conditions during the winter heating season could cause us and our subsidiaries to fail to meet the covenants, which could restrict our ability to incur additional indebtedness. We have purchased weather insurance to mitigate this risk, but this may not be sufficient to protect us under all circumstances.

Although we intend to maintain a balanced capital structure over the long term, the recent volatility in the debt markets and the possibility of a warm heating season demonstrate that it would be prudent for us to have a greater flexibility to repay long-term debt through the issuance of equity.

When we issue additional equity securities, your proportionate partnership interest will decrease. Such an issuance could negatively affect the amount of cash distributed to unitholders and the market price of common units and senior subordinated units. The issuance of additional common units will also diminish the relative voting strength of the previously outstanding units. Following the end of the subordination period, there are no limits on the total number of common units or partnership securities that we may issue.

During the subordination period, which generally cannot end before June 30, 2006, no distributions of cash for any quarter may be made on the senior subordinated units and junior subordinated units until the common units have received the minimum quarterly distribution of $0.575 per unit, plus any arrearages on those common units. The issuance of additional common units by us will increase the aggregate amount of distributions that we must pay to the holders of common units before the holders of senior subordinated units, junior subordinated units and general partner units may receive distributions.

Recommendation

THE BOARD OF DIRECTORS OF STAR GAS LLC UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR PARTNERSHIP AGREEMENT TO PERMIT US TO ISSUE AN UNLIMITED NUMBER OF COMMON UNITS OR PARITY UNITS IF THE PROCEEDS FROM SUCH ISSUANCES ARE USED TO REPAY OUR LONG-TERM INDEBTEDNESS, INCLUDING INDEBTEDNESS OF OUR DIRECT AND INDIRECT SUBSIDIARIES.

PROPOSAL 2

A PROPOSAL TO AMEND OUR PARTNERSHIP AGREEMENT TO PERMIT US TO ISSUE AN UNLIMITED NUMBER OF COMMON UNITS OR PARITY UNITS IF THE PROCEEDS OF SUCH ISSUANCES ARE USED TO ACQUIRE CAPITAL ASSETS IN A TRANSACTION APPROVED BY OUR GENERAL PARTNER’S INDEPENDENT DIRECTORS.

Proposal

Our partnership agreement provides that we may issue common units without unitholder approval to fund capital expenditures which increase operating capacity and increase operating cash flow, but does not provide for other long-term investments by the partnership. For example, an investment in technology that is designed to enhance the underlying efficiency, performance and, ultimately, operating cash flow of our business, but which does not also increase our operating capacity, cannot be funded with the proceeds of a sale of common units. The amendment proposal would permit us to issue common units or parity units during the subordination period without unitholder approval to acquire capital assets in a transaction that is approved by the independent directors of our general partner.

Background

Our heating oil segment is seeking to take advantage of its large size and to utilize technology to increase the efficiency and quality of services provided to its customers as well as reduce operating expenses. The segment is seeking to create a more customer oriented service approach to significantly differentiate itself from its competitors. A core business process redesign project began this past fiscal year with an exhaustive effort to identify customer expectations and document existing business processes. The customer remains the focal point for change, although significant improvement in operational efficiency is also a goal. While the critical analysis and redesign of existing business processes continues, the segment has already documented near term opportunities for productivity and cost improvement. Preliminary conclusions indicate that improved processes and related technology investments could have a meaningful impact on reducing our heating oil segment’s annual operating costs and while also improving customer service.

If the proposed amendment is approved, we would be able to issue common units or parity units to acquire capital assets, in connection with our business process redesign program and for other purposes that are approved by the independent directors of our general partner. For the purposes of this provision, the independent directors are those directors who would be eligible to serve on the audit committee of the Board of Directors of our general partner in accordance with the provisions of our partnership agreement.

For information concerning the potential effects of our issuance of additional common units or parity units, we suggest that you review the information under “Background” in Proposal 1.

Recommendation

THE BOARD OF DIRECTORS OF STAR GAS LLC UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR PARTNERSHIP AGREEMENT TO PERMIT US TO ISSUE AN UNLIMITED NUMBER OF COMMON UNITS OR PARITY UNITS IF THE PROCEEDS OF SUCH ISSUANCES ARE USED TO ACQUIRE CAPITAL ASSETS IN A TRANSACTION APPROVED BY OUR GENERAL PARTNER’S INDEPENDENT DIRECTORS.

PROPOSAL 3

A PROPOSAL TO AMEND OUR PARTNERSHIP AGREEMENT TO PERMIT US TO ISSUE UP TO 3,000,000 ADDITIONAL COMMON UNITS OR PARITY UNITS FOR GENERAL PARTNERSHIP PURPOSES.

Proposal

Our partnership agreement currently authorizes us to issue up to 2,500,000 common units (the “common unit basket”) or units ranking on a parity with common units without the approval of unitholders during the subordination period for such partnership purposes that our general partner shall determine. This number originally represented approximately 19% of the common units outstanding on a fully diluted basis at the time that it was approved in connection with our acquisition of our Petro heating oil division in March 1999. As of the date of this proxy statement, we have fully used the 2,500,000 common unit basket primarily for the repayment of maturing indebtedness at our Petro heating oil division.

The amendment proposal will permit us to issue up to an additional 3,000,000 common units or parity units during the subordination period without unitholder approval for such partnership purposes as our general partner shall determine. As a result of the increase in the size of the partnership since 1999, including the number of common units outstanding, the proposed increase in the number of units in the common basket will restore it to the same percentage of the common units that it represented in 1999.

As presently provided under our partnership agreement, this number would not include common units issued for:

(1)	capital improvements or acquisitions that are accretive on a per unit basis,

(2)	the repayment of up to $20 million of indebtedness at Star Gas Partners or Star Gas Propane, L.P.; or

(3)	the conversion of the existing subordinated units.

If proposals 1 and 2 are approved, this number would also not include units issued in accordance with these proposals.

Background

Our general partner is seeking approval to permit us to issue up to 3,000,000 common units and parity units to provide us with the financial flexibility to properly manage the partnership and to further our growth strategies. These units would be available to us for such purposes as the general partner shall determine, including to provide funds for operations, capital expenditures, the repayment of indebtedness, acquisitions and for general partnership purposes.

Our ability to fund future expenditures through internally generated funds is limited by our partnership agreement which requires that we distribute 100% of available cash to unitholders on a quarterly basis. Although our general partner is permitted to establish cash reserves for future capital requirements, this limitation restricts the partnership’s flexibility. Our general partner believes it is in the best interest of unitholders to provide for contingencies and circumstances which it cannot fund with internally generated cash flow, but may, in the future, require the issuance of common units.

Although the partnership agreement currently permits the general partner to issue additional common units or parity units without unitholder approval under certain circumstances, the general partner believes that these circumstances are not sufficiently flexible to address all of the situations in which the issuance of common units or parity units would further the best interests of the partnership.

Approval of this Proposal should enable us to quickly consummate transactions beneficial to us and our unitholders, without the expense and delay of first seeking unitholder approval. Unless required by the rules of the New York Stock Exchange, no further unitholder consent would be required for the issuance of common units and/or parity units subject to this Proposal. Generally, the rules of the New York Stock Exchange would require prior unitholder approval before we could issue common units in excess of twenty percent of the then currently issued and outstanding common units in a transaction other than a public offering for cash.

Availability to our general partner of authorized but unissued common units could affect a third party’s ability to gain control of us, as the general partner could issue additional common units thereby diluting the voting power or equity position of a potential acquiror and potentially making more difficult or discouraging any attempt to acquire control of Star Gas Partners. Our general partner currently has no intention to implement any anti-takeover device using such units.

For information concerning the potential effects of our issuance of additional common units or parity units, we suggest that you review the information under “Background” in Proposal 1.

Recommendation

THE BOARD OF DIRECTORS OF STAR GAS LLC UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR PARTNERSHIP AGREEMENT TO PERMIT US TO ISSUE UP TO 3,000,000 COMMON UNITS OR PARITY UNITS FOR GENERAL PARTNERSHIP PURPOSES.

FORWARD-LOOKING STATEMENT

Many of the statements contained in this proxy statement, including, without limitation, statements regarding our business strategy, plans and objectives of our management for future operations are forward-looking within the meaning of the federal securities laws. These statements use forward-looking words, such as “anticipate,” “continue,” “expect,” “may,” “will,” “estimate,” “believe” or other similar words. These statements discuss future expectations or contain projections. Although we believe that the expectations reflected in the forward-looking statements are reasonable, actual results may differ from those suggested by the forward-looking statements for various reasons, including:

•	the effect of weather conditions on our financial performance;

•	our ability to obtain new customers and retain existing customers;

•	the price and supply of propane, home heating oil, natural gas and electricity;

•	our ability to successfully identify and close strategic acquisitions and make cost saving changes in operations;

•	the effect of national and regional economic conditions;

•	the condition of the capital markets in the U.S.; and

•	the political and economic stability of the oil producing regions of the world.

When considering forward-looking statements, you should keep in mind the risk factors referred to in this proxy statement. The risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. We disclaim any obligation to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR DOCUMENTS INCORPORATED BY REFERENCE IN TO THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED                              2003. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The following documents filed by Star Gas Partners with the SEC are incorporated by reference in this proxy statement:

•	Star Gas Partners’ Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended September 30, 2002.

•	Star Gas Partners’ Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the fiscal quarter ended December 31, 2002.

•	Star Gas Partners’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003.

•	The description of the common units representing limited partnership interests contained in the Registration Statement on Form 8-A, initially filed May 15, 1998, and any subsequent amendment thereto filed for the purpose of updating such description.

•	Star Gas Partners’ Registration Statement on Form 8-A, dated April 17, 2001.

In addition, all other reports and documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the termination of this offering shall be deemed incorporated by reference in this proxy statement from the date of filing of those reports and documents. If information in incorporated documents conflicts with information in this proxy statement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

This proxy statement incorporates documents by reference that are not included with this proxy statement. These documents, excluding exhibits to the documents, are available without charge, upon oral or written request by any person to whom this proxy statement is delivered. Contact Star Gas LLC, 2187 Atlantic Street, Stamford, Connecticut 06902, Attention: Richard F. Ambury, Vice President and Treasurer, telephone (203) 328-7313.

APPENDIX: PROXY CARD

Please vote by marking “x”: [X]

The Board of Directors of Star Gas LLC, our general partner, unanimously recommends a vote FOR the following proposals:

1.	A proposal to amend our partnership agreement to permit us to issue an unlimited number of common units or parity units if the proceeds from such issuances are used to repay our long term indebtedness including indebtedness of our direct and indirect subsidiaries:

FOR	AGAINST
☐	☐

2.	A proposal to amend our partnership agreement to permit us to issue an unlimited number of common units or parity units if the proceeds of such issuances are used to acquire capital assets in a transaction approved by our general partner’s independent directors:

FOR	AGAINST
☐	☐

3.	A proposal to amend our partnership agreement to permit us to issue up to 3,000,000 additional common units or parity units for general partnership purposes:

FOR	AGAINST
☐	☐

SIGNATURE(S)                                                                 DATE

NOTE: Your signature should conform with your name as printed above. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Detach Proxy Card Here If You Are Voting by Mail and Return In Enclosed Envelope

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STAR GAS PARTNERS, L.P.—SPECIAL MEETING—                        , 2003

WE OFFER VOTING BY PHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

On a touch-tone phone call toll-free 1-800-[               ]. (Outside the United States and Canada, call [                         ].) You will hear these instructions:

Enter the last four digits of your social security number. Enter the control number from the box above, just below the perforation.

You will then have two options:

OPTION 1: To vote as the Board of Directors recommend on the proposal;

OPTION 2: To vote on the proposal separately.

Your vote will be repeated to you and you will be asked to confirm it. Log on to the Internet and type

http://www.[                        ].com

Have your proxy card ready and follow the instructions. Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares in the same way as if had you marked, signed dated and returned the proxy card. If you have voted by phone or Internet please do not return the proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STAR GAS LLC

The undersigned, whose signature appears on the reverse, hereby appoint Irik P. Sevin, Ami Trauber and Richard F. Ambury and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the common units, senior subordinated units of Star Gas Partners which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on                     , 2003, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

Your shares will be voted as directed on this card. If this card is signed and no direction is given for any item, it will be voted in favor of the proposal.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS AND HELP STAR GAS PARTNERS AVOID ADDITIONAL EXPENSES.

Detach Proxy Card Here If You Are Voting by Mail and Return in Enclosed Envelope

Appendix A

AMENDMENT NO. 2 TO

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

STAR GAS PARTNERS, L.P.

THIS AMENDMENT NO. 2, dated as of                             , 2003 (the “Amendment”), to the Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P. (the “Partnership”), dated as of March 26, 1999 (the “Partnership Agreement”), is entered into by and among STAR GAS LLC, a Delaware limited liability company, as the Partnership’s general partner (the “General Partner”), and those persons who are or become partners in the Partnership or parties hereto as provided herein. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Partnership Agreement. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

RECITALS:

WHEREAS, the Partnership Agreement currently authorizes the Partnership to issue up to 2,500,000 Parity Units (the “Parity Unit Basket”) without the prior approval of holders of Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) for the purposes expressly set forth in the Partnership Agreement; and

WHEREAS, the Partnership has issued substantially all of the Units under the Parity Unit Basket; and

WHEREAS, the Partnership Agreement currently authorizes the Partnership to issue an unlimited number of Parity Units (the “Debt Basket”) prior to the end of the Subordination Period without the approval of the Unitholders if the use of proceeds therefrom is exclusively to repay up to $20 million of indebtedness of the Partnership or the Operating Partnership; and

WHEREAS, the Partnership Agreement currently authorizes the Partnership to issue an unlimited number of Parity Units (the “Capital Improvements Basket”) prior to the end of the Subordination Period without the approval of the Unitholders to fund Capital Improvements; provided, that certain accretion tests are met; and

WHEREAS, due to the substantial increase in operations since the establishment of the Parity Unit Basket, Debt Basket and the Capital Improvements Basket and the concomitant need for a more flexible capital structure and ability to consummate advantageous transactions without the expense or delay of first seeking Unitholder approval, the General Partner believes it is in the best interests of the Partnership to amend the Partnership Agreement to provide for: (A) an increase in the Parity Unit Basket by 3,000,000 Parity Units, (B) amending the Debt Basket to permit the issuance of an unlimited number of Parity Units without Unitholder approval with the proceeds therefrom to be used to repay long-term indebtedness of the Partnership and its direct and indirect subsidiaries, (C) the issuance by the Partnership of an

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unlimited number of Parity Units prior to the end of the Subordination Period without Unitholder approval with the proceeds therefrom to be used to acquire capital with the approval of the Independent Directors; and

WHEREAS, the Limited Partners at a duly called special meeting held on [DATE] at which a quorum was present have, by the affirmative vote of a Unit Majority (the Partnership having received an opinion of counsel as required by Section 15.3(d)), approved such amendments to the Partnership Agreement;

NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

1. Section 4.5(a) of the Partnership Agreement is amended in its entirety so that the same shall hereafter read as follows:

“(a) During the Subordination Period, the Partnership shall not issue an aggregate of more than 5,500,000 additional Parity Units without the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates). In applying this limitation, there shall be excluded Common Units issued (i) in the Equity Offering, (ii) in accordance with Section 4.5(b) and 4.5(c) and (iii) in connection with the issuance of Senior Subordinated Units or Class B Common Units pursuant to Section 4.6.”

2. Section 4.5(c) of the Partnership Agreement is amended in its entirety so that the same shall hereafter read as follows:

“(c) The Partnership may also issue an unlimited number of Parity Units prior to the end of the Subordination Period without the approval of the Unitholders if the use of proceeds from such issuances is exclusively to (i) repay long term indebtedness (including current portion) of the Partnership or the Operating Partnership or any of their Subsidiaries; or (ii) acquire capital assets, in a transaction that is approved by a majority of the Independent Directors (defined below). For the purpose of this paragraph, “Independent Director” shall mean a person who is a member of the Board of Directors of the General Partner and would qualify to serve on the Audit Committee of the General Partner in accordance with the provisions of the Partnership Agreement.

3. The Partnership Agreement, as amended hereby, remains in full force and effect.

4. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws.

[THE SIGNATURES HERETO ARE SET FORTH ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

STAR GAS LLC

By:
Name:
Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to the Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By: STAR GAS LLC

General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4 of the Partnership Agreement.

By:
Name:
Title:

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